March 2022

Preliminary Pricing Supplement No. 4,601

Registration Statement Nos. 333-250103; 333-250103-01

Dated March 28, 2022

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in International Equities

Equity-Linked Partial Principal at Risk Securities due April 5, 2027

Based on the Performance of an Equally Weighted Basket Consisting of Two Indices and an Exchange-Traded Fund

Fully and Unconditionally Guaranteed by Morgan Stanley

The Equity-Linked Partial Principal at Risk Securities, which we refer to as the securities, are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities will pay no interest, provide for a minimum payment amount of only 95% of principal at maturity and have the terms described in the accompanying prospectus supplement, index supplement and prospectus, as supplemented and modified by this document. At maturity, if the basket of two indices and an exchange-traded fund has appreciated in value, investors will receive the stated principal amount of $1,000 plus a supplemental redemption amount, if any, based on the closing value of the basket on the determination date, subject to the maximum payment amount. However, if, at maturity, the basket has depreciated in value, investors will lose 1% for every 1% decline of the final basket closing value from the initial basket value, subject to the minimum payment amount. Investors may lose up to 5% of the stated principal amount of the securities. These long-dated securities are for investors who are concerned about principal risk, but seek a return based on a basket of equity components, and who are willing to risk 5% of their principal and to forgo current income and upside returns above the maximum payment amount in exchange for the repayment of at least 95% of principal at maturity plus the potential to receive a supplemental redemption amount, if any. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments on the securities, including the payment of the minimum payment amount at maturity, are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Stated principal amount:	$1,000 per security
Aggregate principal amount:	$
Pricing date:	March 31, 2022
Original issue date:	April 5, 2022 (3 business days after the pricing date)
Maturity date:	April 5, 2027
Interest:	None
Basket:	Basket component*	Ticker symbol*	Basket component weighting	Initial basket component value	Multiplier
	EURO STOXX 50® Index (the “SX5E Index”)	SX5E	33.333%
	MSCI EAFE® Index (the “MXEA Index”)	MXEA	33.333%
	Shares of the iShares® China Large-Cap ETF (the “FXI Shares”)	FXI UP	33.333%	$

* Ticker symbols are being provided for reference purposes only. We refer to the SX5E Index and the MXEA Index, collectively, as the underlying indices, and the FXI Shares as the underlying shares and, together with the underlying indices, as the basket components.

Payment at maturity:

The payment due at maturity per $1,000 stated principal amount will equal:

●If the final basket closing value is greater than the initial basket value:

$1,000 + supplemental redemption amount, if any, subject to the maximum payment amount.

●If the final basket closing value is less than or equal to the initial basket value:

$1,000 × (final basket closing value / initial basket value), subject to the minimum payment amount

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000 per security by an amount that is proportionate to the percentage decline of the basket. However, under no circumstances will the payment due at maturity be less than the minimum payment amount of $950 per security.

Supplemental redemption amount:	(i) $1,000 times (ii) the basket percent change times (iii) the participation rate, provided that the supplemental redemption amount will not be less than $0.
Maximum payment amount:	At least $1,750 per security (175% of the stated principal amount). The actual maximum payment amount will be determined on the pricing date.
Minimum payment amount:	$950 per security (95% of the stated principal amount)
Participation rate:	100%
Basket percent change:	(final basket closing value – initial basket value) / initial basket value
Listing:	The securities will not be listed on any securities exchange.
Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $939.10 per security, or within $40.00 of that estimate. See “Investment Summary” on page 3.
Commissions and issue price:	Price to public	Agent’s commissions (1)	Proceeds to us (2)
Per security	$1,000	$30	$970
Total	$	$	$

(1)  Selected dealers and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $30 for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement.

(2) See “Use of proceeds and hedging” on page 29.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 8.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying prospectus supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related prospectus supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Prospectus Supplement dated November 16, 2020

Index Supplement dated November 16, 2020    Prospectus dated November 16, 2020

Morgan Stanley Finance LLC

Equity-Linked Partial Principal at Risk Securities due April 5, 2027

Based on the Performance of an Equally Weighted Basket Consisting of Two Indices and an Exchange-Traded Fund

Terms continued from previous page:
Initial basket value:

The initial basket value will equal 100, which is equal to the sum of the products of (i) the initial basket component value of each basket component, as set forth under “Basket—Initial basket component value” above, and (ii) the multiplier for such basket component, as set forth under “Basket—Multiplier” above, each as determined on the pricing date.

Final basket closing value:	The basket closing value on the determination date
Determination date:	March 31, 2027, subject to postponement for non-index business days or non-trading days, as applicable, and certain market disruption events
Basket closing value:	On any date, the sum of the products of (i) the basket component closing value of each basket component on such date, and (ii) the multiplier for such basket component.
Basket component closing value:

In the case of each underlying index, on any index business day, the index closing value as published by the relevant index publisher. In the case of the underlying shares, on any trading day, the closing price of one share of the underlying shares on such day times the adjustment factor for the underlying shares on such day.

Multiplier:

The multiplier for each basket component will be set on the pricing date so that each basket component will represent its applicable basket component weighting in the predetermined initial basket value of 100. Each multiplier will remain constant for the term of the securities.

Adjustment factor:	With respect to the underlying shares, 1.0, subject to adjustment for certain events affecting the underlying shares.
CUSIP:	61773QA33
ISIN:	US61773QA335

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Morgan Stanley Finance LLC

Equity-Linked Partial Principal at Risk Securities due April 5, 2027

Based on the Performance of an Equally Weighted Basket Consisting of Two Indices and an Exchange-Traded Fund

Investment Summary

Equity-Linked Partial Principal at Risk Securities

The Equity-Linked Partial Principal at Risk Securities due April 5, 2027 Based on the Performance of an Equally Weighted Basket Consisting of Two Indices and an Exchange-Traded Fund (the “securities”) offer the potential for a supplemental redemption amount at maturity based on the closing value of a basket of two indices and an exchange-traded fund on the determination date, subject to the maximum payment amount, while maintaining 1:1 downside exposure to any depreciation of the basket, subject to the minimum payment amount at maturity of $950 per security.

At maturity, if the final basket closing value is greater than the initial basket value, the securities will pay the stated principal amount of $1,000 plus a supplemental redemption amount. The supplemental redemption amount provides 100% upside participation (e.g., if the basket appreciates 10% from the initial basket value to the final basket closing value, the investor receives 100% of principal plus 10% at maturity) in the performance of the basket, subject to the maximum payment amount. If the final basket closing value is equal to or less than the initial basket value, the payment at maturity per security will be equal to or less than the $1,000 principal amount by an amount proportionate to the decline in the basket as of the determination date, subject to the minimum payment amount of $950 per security. The securities do not pay interest, and all payments on the securities, including the payment of the minimum payment amount at maturity, are subject to our credit risk.

Maturity:	5 years
Maximum payment amount:	At least $1,750 per security (175% of the stated principal amount). The actual maximum payment amount will be determined on the pricing date.
Minimum payment amount:	$950 per security (95% of the stated principal amount). You could lose up to 5% of the stated principal amount of the securities.
Participation rate:	100%
Interest:	None

We are using this preliminary pricing supplement to solicit from you an offer to purchase the securities. You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer by notifying the relevant agent. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any material changes to the terms of the securities, we will notify you.

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000. We estimate that the value of each security on the pricing date will be approximately $939.10, or within $40.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the basket components. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the basket components, instruments based on the basket components, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the minimum payment amount, the maximum payment amount and the participation rate, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne

March 2022 Page 3

Morgan Stanley Finance LLC

Equity-Linked Partial Principal at Risk Securities due April 5, 2027

Based on the Performance of an Equally Weighted Basket Consisting of Two Indices and an Exchange-Traded Fund

by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

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Morgan Stanley Finance LLC

Equity-Linked Partial Principal at Risk Securities due April 5, 2027

Based on the Performance of an Equally Weighted Basket Consisting of Two Indices and an Exchange-Traded Fund

Key Investment Rationale

The securities offer investors exposure to the performance of a basket composed of the EURO STOXX 50® Index, the MSCI EAFE® Index and shares of the iShares® China Large-Cap ETF, subject to the maximum payment amount, while providing for a minimum repayment of 95% of the stated principal amount if the securities are held to maturity, in exchange for forgoing current income and interest. They are for investors who are concerned about principal risk, but seek a return based on a basket of equity components, and who are willing to risk 5% of their principal and to forgo current income and upside returns above the maximum payment amount in exchange for the repayment of at least 95% of principal at maturity plus the potential to receive a supplemental redemption amount, if any.

Minimum Payment Amount of 95% of Principal at Maturity	The securities provide for the minimum payment amount of 95% of principal if held to maturity, subject to our creditworthiness.
Upside Scenario

The basket closing value on the determination date is greater than the initial basket value of 100, and, at maturity, the securities pay the stated principal amount of $1,000 plus 100% of the positive percent change from the initial basket value to the final basket closing value, subject to the maximum payment amount of at least $1,750 per security (175% of the stated principal amount). The actual maximum payment amount will be determined on the pricing date.

Downside Scenario

The final basket closing value is less than the initial basket value, and, at maturity, the securities redeem for less than the $1,000 stated principal amount by an amount proportionate to the decline in the value of the basket, subject to the minimum payment amount of $950 per security (95% of the stated principal amount).

March 2022 Page 5

Morgan Stanley Finance LLC

Equity-Linked Partial Principal at Risk Securities due April 5, 2027

Based on the Performance of an Equally Weighted Basket Consisting of Two Indices and an Exchange-Traded Fund

How the Securities Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the securities, based on the following terms:

Stated principal amount:	$1,000 per security
Participation rate:	100%
Hypothetical maximum payment amount:	$1,750 per security (175% of the stated principal amount)
Minimum payment amount	$950 per security (95% of the stated principal amount)

Payoff Diagram

The Basket
The Securities
$1,750 Maximum Payment Amount
$1,000 Stated Principal Amount
$950 Minimum Payment Amount
Payment at Maturity on the Securities
$1,800
$1,700
$1,600
$1,500
$1,400
$1,300
$1,200
$1,100
$1,000
$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
-100%
-80%
-60%
-40%
-20%
-5%
0%
20%
40%
60%
75%
80%
100%
Basket Percentage Change

How it works

◼Upside Scenario. If the final basket closing value is greater than the initial basket value, investors would receive the $1,000 stated principal amount plus 100% participation in the appreciation of the basket, subject to the maximum payment amount. Under the terms of the securities, an investor will realize the hypothetical maximum payment amount of $1,750 per security (175% of the stated principal amount) at a final basket closing value of 175% of the initial basket value.

oIf the basket appreciates 10%, investors would receive a 10% return, or $1,100 per security.

oIf the basket appreciates 85%, the investor would receive only the maximum payment amount of $1,750 per security, or 175% of the stated principal amount.

◼Par or Downside Scenario. If the final basket closing value is less than or equal to the initial basket value, investors would receive an amount less than or equal to the $1,000 stated principal amount, based on a 1% loss of principal for each 1% decline in the basket over the term of the securities, subject to the minimum payment amount of $950 per security.

oIf the basket depreciates 1.50% from the initial basket value to the final basket closing value, investors would lose 1.50% of their principal and receive only $985 per security at maturity, or 98.50% of the stated principal amount.

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Morgan Stanley Finance LLC

Equity-Linked Partial Principal at Risk Securities due April 5, 2027

Based on the Performance of an Equally Weighted Basket Consisting of Two Indices and an Exchange-Traded Fund

oIf the basket depreciates 50% from the initial basket value to the final basket closing value, investors would receive the minimum payment amount of $950 per security at maturity, or 95% of the stated principal amount.

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Morgan Stanley Finance LLC

Equity-Linked Partial Principal at Risk Securities due April 5, 2027

Based on the Performance of an Equally Weighted Basket Consisting of Two Indices and an Exchange-Traded Fund

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks you should read the section entitled “Risk Factors” in the accompanying prospectus supplement and prospectus. You should also consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

◼The securities do not pay interest and provide for a minimum payment amount of only 95% of principal. The terms of the securities differ from those of ordinary debt securities in that the securities do not pay interest and provide for a minimum payment amount of only 95% of principal at maturity. If the basket has depreciated over the term of the securities, the payout at maturity will be an amount in cash that is less than the $1,000 stated principal amount of each security by an amount proportionate to the decrease in the value of the basket, subject to the minimum payment amount of $950 per security (95% of the stated principal amount). You could lose up to 5% of your investment in the securities.

◼The appreciation potential of the securities is limited by the maximum payment amount. The appreciation potential of the securities is limited by the maximum payment amount of at least $1,750 per security, or 175% of the stated principal amount. Because the payment at maturity will be limited to 175% of the stated principal amount for the securities (assuming a maximum payment amount of $1,750 per security), any increase in the final basket closing value over the initial basket value by more than 75% will not further increase the return on the securities.

◼The market price of the securities will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market, including the values of the basket components at any time, the volatility (frequency and magnitude of changes in value) of the underlying indices, dividend rate on the stocks underlying the basket components, interest and yield rates in the market, time remaining until the securities mature, geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying indices or equities markets generally and which may affect the closing values of the underlying indices on the determination date and the actual or anticipated changes in our credit ratings or credit spreads. Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. The values of the basket components may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. See “Historical Information” below. You may receive less, and possibly significantly less, than the stated principal amount per security if you try to sell your securities prior to maturity.

◼The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities at maturity and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

◼As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee.

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Morgan Stanley Finance LLC

Equity-Linked Partial Principal at Risk Securities due April 5, 2027

Based on the Performance of an Equally Weighted Basket Consisting of Two Indices and an Exchange-Traded Fund

Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

◼The amount payable on the securities is not linked to the value of the basket components at any time other than the determination date. The amount payable on the securities will be based on the basket closing value on the determination date, subject to postponement for non-index business days or non-trading days, as applicable, and certain market disruption events. Even if the value of the basket appreciates prior to the determination date but then drops by the determination date, the payment at maturity will be less, and may be significantly less, than it would have been had the payment at maturity been linked to the value of the basket prior to such drop. Although the actual value of the basket on the stated maturity date or at other times during the term of the securities may be higher than the final basket closing value, the payment at maturity will be based solely on the final basket closing value.

◼The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the basket components, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

◼The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the securities will be influenced by many unpredictable factors” above.

◼Investing in the securities is not equivalent to investing in the basket components; you have no shareholder or other rights in the basket components and are exposed to our credit risk. Investing in the securities is not equivalent to investing in the basket components. As an investor in the securities, you will not have voting rights or the right to receive dividends or other distributions or any other rights with respect to the

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Morgan Stanley Finance LLC

Equity-Linked Partial Principal at Risk Securities due April 5, 2027

Based on the Performance of an Equally Weighted Basket Consisting of Two Indices and an Exchange-Traded Fund

component stocks of any basket component. Furthermore, investing in the securities is not equivalent to investing in the basket components or their component stocks. In addition, you are subject to our credit risk.

◼The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

◼The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial basket component value and multiplier for each basket component, the final basket closing value and the basket percent change, and will calculate the amount of cash you will receive at maturity. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events, any adjustments to the adjustment factor and the selection of a successor basket component or calculation of the basket closing value in the event of a discontinuance of any basket component or a market disruption event with respect to any basket component. These potentially subjective determinations may affect the payout to you at maturity. For further information regarding these types of determinations, see “Additional Terms of the Securities—Additional Terms—Calculation agent,” “—Adjustment factor,” “—Antidilution adjustments,” “—Index closing value,” “—Closing price,” “—Market disruption event” “—Discontinuance of the SX5E Index or the MXEA Index; alteration of method of calculation,” “—Discontinuance of the FXI Shares and/or the share underlying index; alteration of method of calculation,” “—Alternate exchange calculation in case of an event of default” and related definitions below. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

◼Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the basket components or the component stocks of the underlying indices or share underlying index), including trading in the underlying shares or the component stocks of the underlying indices or the share underlying index and in other instruments related to the underlying indices. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the determination date approaches. Some of our affiliates also trade the underlying shares or the component stocks of the underlying indices or the share underlying index and other financial instruments related to the basket components on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial basket component values, and, therefore, could increase the values at or above which the underlying indices must close on the determination date so that investors do not suffer a loss on their initial investment in the securities. Additionally, such hedging or trading activities during the term of the securities, including on the determination date, could adversely affect the closing values of the underlying indices on the determination date, and, accordingly, the amount of cash an investor will receive at maturity.

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Morgan Stanley Finance LLC

Equity-Linked Partial Principal at Risk Securities due April 5, 2027

Based on the Performance of an Equally Weighted Basket Consisting of Two Indices and an Exchange-Traded Fund

Risks Relating to the Basket Components

◼Changes in the value of the basket components may offset each other. Movements in the levels of the basket components may not correlate with each other. At a time when the level of one basket component increases, the levels of the other basket components may decline in value. Therefore, in calculating the payment at maturity, increases in the level of one basket component may be moderated, or wholly offset, by declines in the levels of the other basket components.

◼There are risks associated with investments in securities linked to the value of foreign (and especially emerging markets) equity securities. Each of the SX5E Index and the MXEA Index is linked to the value of foreign equity securities. The FXI Shares track the performance of the FTSE China 50 Index, which is linked to the value of foreign (and especially emerging markets) equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions between countries.

In addition, the stocks included in the FTSE China 50 Index and that are generally tracked by the FXI Shares have been issued by emerging markets companies, which pose further risks in addition to the risks associated with investing in foreign equity markets generally. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates.

◼The securities are subject to currency exchange risk. Because the levels of the MXEA Index are related to the U.S. dollar value of stocks underlying the MSCI EAFE® Index, and the prices of the FXI Shares are related to the U.S. dollar value of stocks underlying the FTSE China 50 Index, holders of the securities will be exposed to currency exchange rate risk with respect to each of the currencies in which such component securities trade. Exchange rate movements for a particular currency are volatile and are the result of numerous factors including the supply of, and the demand for, those currencies, as well as relevant government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to the relevant region. An investor’s net exposure will depend on the extent to which the currencies of the component securities strengthen or weaken against the U.S. dollar and the relative weight of each currency. If, taking into account such weighting, the dollar strengthens against the currencies of the component securities represented in the MSCI EAFE IndexSM or the FTSE China 50 Index, the final level of the relevant basket component will be adversely affected and the payment at maturity on the securities may be reduced.

Of particular importance to potentially currency exchange risk are:

oexisting and expected rates of inflation;

oexisting and expected interest rate levels;

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Based on the Performance of an Equally Weighted Basket Consisting of Two Indices and an Exchange-Traded Fund

othe balance of payments; and

othe extent of governmental surpluses or deficits in the countries represented in the MSCI EAFE IndexSM, the FTSE China 50 Index and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries represented in the MSCI EAFE IndexSM or the FTSE China 50 Index and the United States and other countries important to international trade and finance.

◼Recent executive orders could adversely affect your investment in the securities. Pursuant to recent executive orders issued by the U.S. Government, U.S. persons are prohibited from engaging in transactions in, or possession of, publicly traded securities of certain companies that are determined to be linked to the People’s Republic of China military, intelligence and security apparatus, or securities that are derivative of, or are designed to provide investment exposure to, those securities, such as structured products.

If the issuer of any of the component stocks of the FTSE China 50 Index equity securities held by the FXI Shares is in the future designated as such a prohibited company, the value of that company may be adversely affected, potentially significantly, which would adversely affect the performance of the FXI Shares. In addition, under these circumstances, FTSE Russell may remove the equity securities of that company from the FTSE China 50 Index. Any changes to the composition of the FTSE China 50 Index in response to these executive orders could adversely affect the performance of the FXI Shares. Any such action could result in the loss of a significant portion or all of your initial investment in the securities. Moreover, if FTSE Russell does not remove the prohibited company, that could mean that transactions in, or holdings of, the securities may be prohibited under U.S. law. Accordingly, you may be forced to sell the securities in order to comply with U.S. law, and you may be forced to realize a loss on your investment, and would lose the opportunity cost of continued investment in the securities, upon such forced divestment.

◼Adjustments to an underlying index could adversely affect the value of the securities. The index publisher of each underlying index can add, delete or substitute the stocks underlying such underlying index, and can make other methodological changes that could change the value of such underlying index. Any of these actions could adversely affect the value of the securities. In addition, the index publisher of an underlying index may discontinue or suspend calculation or publication of such underlying index at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying index and is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index on the determination date, the basket component closing value on the determination date will be an amount based on the stocks underlying the discontinued index at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co, as calculation agent, in accordance with the formula for calculating the basket component closing value last in effect prior to discontinuance of the index.

◼Adjustments to the underlying shares or to the FTSE China 50 Index could adversely affect the value of the securities. The investment adviser to the FXI Shares seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the FTSE China 50 Index. Pursuant to its investment strategy or otherwise, the investment adviser may add, delete or substitute the components of the underlying shares. Any of these actions could adversely affect the price of the underlying shares and, consequently, the value of the securities. In addition, the publisher of the share underlying index is responsible for calculating and maintaining the share underlying index. The index publisher may add, delete or substitute the stocks constituting the share underlying index or make other methodological changes that could change the value of the share underlying index. The index publisher may also discontinue or suspend calculation or publication of a share underlying index at any time. If this discontinuance or suspension occurs following the termination of the underlying shares, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued share underlying index, and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. Any of these actions could adversely affect the values of the underlying shares and, consequently, the value of the securities.

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◼The performance and market price of the FXI Shares, particularly during periods of market volatility, may not correlate with the performance of the share underlying index, the performance of the component securities of the share underlying index or the net asset value per share of the FXI Shares. The FXI Shares do not fully replicate the FTSE China 50 Index (the “share underlying index”) and may hold securities that are different than those included in the share underlying index. In addition, the performance of the FXI Shares will reflect additional transaction costs and fees that are not included in the calculation of the share underlying index. All of these factors may lead to a lack of correlation between the performance of FXI Shares and the share underlying index. In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying the FXI Shares may impact the variance between the performances of the FXI Shares and the share underlying index. Finally, because the shares of the FXI Shares are traded on an exchange and are subject to market supply and investor demand, the market price of one share of the FXI Shares may differ from the net asset value per share of the FXI Shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying the FXI Shares may be disrupted or limited, or such securities may be unavailable in the secondary market. Under these circumstances, the liquidity of the FXI Shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of the FXI Shares, and their ability to create and redeem shares of the FXI Shares may be disrupted. Under these circumstances, the market price of shares of the FXI Shares may vary substantially from the net asset value per share of the FXI Shares or the level of the share underlying index.

For all of the foregoing reasons, the performance of the FXI Shares may not correlate with the performance of the share underlying index, the performance of the component securities of the share underlying index or the net asset value per share of the FXI Shares. Any of these events could materially and adversely affect the price of the shares of the FXI Shares and, therefore, the value of the securities. Additionally, if market volatility or these events were to occur on the determination date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination may affect the payment at maturity of the securities. If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based solely on the published closing price per share of the FXI Shares on the determination date, even if the FXI Shares’ shares are underperforming the share underlying index or the component securities of the share underlying index and/or trading below the net asset value per share of the FXI Shares.

◼The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the underlying shares. MS & Co., as calculation agent, will adjust the adjustment factor for certain events affecting the underlying shares. However, the calculation agent will not make an adjustment for every event that could affect the underlying shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the market price of the securities may be materially and adversely affected.

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Based on the Performance of an Equally Weighted Basket Consisting of Two Indices and an Exchange-Traded Fund

Basket Overview

The basket consists of the EURO STOXX 50® Index (the “SX5E Index”), the MSCI EAFE® Index (the “MXEA Index”) and shares of the iShares® China Large-Cap ETF (the “FXI Shares”) and offers exposure to price movements in international equity markets.

EURO STOXX 50® Index

The EURO STOXX 50® Index was created by STOXX Limited, a part of Qontigo, which is a wholly owned subsidiary of Deutsche Börse AG. Publication of the EURO STOXX 50® Index began on February 26, 1998, based on an initial index value of 1,000 at December 31, 1991. The EURO STOXX 50® Index is composed of 50 component stocks of market sector leaders among the 20 STOXX supersectors, which includes stocks selected from the Eurozone. The component stocks have a high degree of liquidity and represent the largest companies across all market sectors. For additional information about the EURO STOXX 50® Index, see the information set forth under “EURO STOXX 50® Index” in the accompanying index supplement.

“EURO STOXX 50®” and “STOXX®” are registered trademarks of STOXX Limited. For more information, see “EURO STOXX 50® Index” in the accompanying index supplement.

MSCI EAFE® Index

The MSCI EAFE® Index is a stock index calculated, published and disseminated by MSCI Inc. (“MSCI”). The MSCI EAFE® Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of developed markets, excluding the United States and Canada, and it consists of the following 21 developed market countries: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. For additional information about the MSCI EAFE® Index, see the information set forth under “MSCI International Equity Indices—MSCI EAFE® Index” and “—MSCI Global Investable Market Indices Methodology” in the accompanying index supplement.

The “MSCI EAFE® Index” is a trademark of MSCI. For more information, see “MSCI International Equity Indices” in the accompanying index supplement.

iShares® China Large-Cap ETF. The iShares® China Large-Cap ETF is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the FTSE China 50 Index. The iShares® China Large-Cap ETF is managed by iShares Trust (“iShares”), a registered investment company that consists of numerous separate investment portfolios, including the iShares® China Large-Cap ETF. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-92935 and 811-09729, respectively, through the Commission’s website at.www.sec.gov. In addition, information may be obtained from other publicly available sources. We make no representation or warranty as to the accuracy or completeness of such information.

The FTSE China 50 Index. The FTSE China 50 Index is a stock index calculated, published and disseminated by FTSE Russell, a company wholly owned by the London Stock Exchange Group Plc (the “LSE”), and is designed to represent the performance of the mainland Chinese market that is available to international investors and includes companies that trade on the Hong Kong Stock Exchange (“HKSE”). The FTSE China 50 Index is described in “FTSE China 50 Index” in the accompanying index supplement.

This document relates only to the securities offered hereby and does not relate to the underlying shares. We have derived all disclosures contained in this document regarding iShares from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to iShares. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding iShares is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlying shares (and therefore the price of the underlying shares at the time we price the securities)

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have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning iShares could affect the value received at maturity with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlying shares.

We and/or our affiliates may presently or from time to time engage in business with iShares. In the course of such business, we and/or our affiliates may acquire non-public information with respect to iShares, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the underlying shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a prospective purchaser of the securities, you should undertake an independent investigation of iShares as in your judgment is appropriate to make an informed decision with respect to an investment linked to the underlying shares.

“iShares®” is a registered trademark of BlackRock Fund Advisors or its affiliates (“BFA”). The securities are not sponsored, endorsed, sold, or promoted by BFA. BFA makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. BFA has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

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Based on the Performance of an Equally Weighted Basket Consisting of Two Indices and an Exchange-Traded Fund

Information as of market close on March 25, 2022:

Basket Component Information as of March 25, 2022
	Ticker Symbol	Current Basket Component Closing Value	52 Weeks Ago	52 Week High	52 Week Low
EURO STOXX 50® Index	SX5E	3,867.73	3,832.57	4,401.49 (on 11/16/2021)	3,505.29 (on 3/8/2022)
MSCI EAFE® Index	MXEA	2,159.53	2,194.08	2,404.80 (on 9/6/2021)	1,977.61 (on 3/8/2022)
Shares of the iShares® China Large-Cap ETF	FXI UP	$32.12	$45.34	$47.59 (on 4/23/2021)	$27.07 (on 3/15/2022)

The following graph is calculated based on an initial basket value of 100 on January 1, 2017 (assuming that each basket component is weighted as described in “Basket” on the cover page) and illustrates the effect of the offset and/or correlation among the basket components during such period. The graph does not take into account the terms of the securities, nor does it attempt to show in any way your expected return on an investment in the securities. The historical performance of the basket should not be taken as an indication of its future performance.

Basket Historical Performance January 1, 2017 to March 25, 2022

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Based on the Performance of an Equally Weighted Basket Consisting of Two Indices and an Exchange-Traded Fund

Historical Information

The following tables set forth the published high and low closing values as well as end-of-quarter closing values for each of the basket components for each quarter in the period from January 1, 2017 through March 25, 2022. The closing values on March 25, 2022 were (i) in the case of the SX5E Index, 3,867.73, (ii) in the case of the MXEA Index, 2,159.53, and (iii) in the case of the FXI Shares, $32.12. The related graphs set forth the daily closing values for each of the basket components in the same period. We obtained the information in the tables and graphs below from Bloomberg Financial Markets, without independent verification. The historical information of the basket components should not be taken as an indication of their future performance, and no assurance can be given as to the basket closing value on the determination date.

EURO STOXX 50® Index	High	Low	Period End
2017
First Quarter	3,500.93	3,230.68	3,500.93
Second Quarter	3,658.79	3,409.78	3,441.88
Third Quarter	3,594.85	3,388.22	3,594.85
Fourth Quarter	3,697.40	3,503.96	3,503.96
2018
First Quarter	3,672.29	3,278.72	3,361.50
Second Quarter	3,592.18	3,340.35	3,395.60
Third Quarter	3,527.18	3,293.36	3,399.20
Fourth Quarter	3,414.16	2,937.36	3,001.42
2019
First Quarter	3,409.00	2,954.66	3,351.71
Second Quarter	3,514.62	3,280.43	3,473.69
Third Quarter	3,571.39	3,282.78	3,569.45
Fourth Quarter	3,782.27	3,413.31	3,745.15
2020
First Quarter	3,865.18	2,385.82	2,786.90
Second Quarter	3,384.29	2,662.99	3,234.07
Third Quarter	3,405.35	3,137.06	3,193.61
Fourth Quarter	3,581.37	2,958.21	3,552.64
2021
First Quarter	3,926.20	3,481.44	3,919.21
Second Quarter	4,158.14	3,924.80	4,064.30
Third Quarter	4,246.13	3,928.53	4,048.08
Fourth Quarter	4,401.49	3,996.41	4,298.41
2022
First Quarter (through March 25, 2022)	4,392.15	3,505.29	3,867.73

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EURO STOXX 50® Index Daily Index Closing Values January 1, 2017 to March 25, 2022

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MSCI EAFE® Index	High	Low	Period End
2017
First Quarter	1,812.06	1,676.93	1,792.98
Second Quarter	1,916.37	1,774.47	1,883.19
Third Quarter	1,981.49	1,874.10	1,973.81
Fourth Quarter	2,050.79	1,971.41	2,050.79
2018
First Quarter	2,186.65	1,989.61	2,005.67
Second Quarter	2,066.80	1,938.95	1,958.64
Third Quarter	2,011.48	1,905.44	1,973.60
Fourth Quarter	1,970.26	1,683.36	1,719.88
2019
First Quarter	1,907.49	1,708.59	1,875.43
Second Quarter	1,928.10	1,817.39	1,922.30
Third Quarter	1,949.70	1,797.33	1,889.36
Fourth Quarter	2,042.90	1,846.42	2,036.94
2020
First Quarter	2,057.74	1,354.30	1,559.59
Second Quarter	1,854.00	1,487.08	1,780.58
Third Quarter	1,925.15	1,783.59	1,855.32
Fourth Quarter	2,161.48	1,780.08	2,147.53
2021
First Quarter	2,256.88	2,124.05	2,208.32
Second Quarter	2,382.76	2,219.15	2,304.92
Third Quarter	2,404.80	2,253.68	2,281.29
Fourth Quarter	2,377.93	2,223.70	2,336.07
2022
First Quarter (through March 25, 2022)	2,365.59	1,977.61	2,159.53

MSCI EAFE® Index Daily Index Closing Values January 1, 2017 to March 25, 2022

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iShares® China Large-Cap ETF (CUSIP 464287184)

High ($)

Low ($)

Period End ($)

2017

First Quarter

39.62

35.15

38.49

Second Quarter

40.60

37.58

39.71

Third Quarter

45.07

39.48

44.04

Fourth Quarter

48.32

44.18

46.17

2018

First Quarter

54.00

45.97

47.24

Second Quarter

48.77

41.99

42.97

Third Quarter

44.29

40.39

42.82

Fourth Quarter

43.02

38.26

39.08

2019

First Quarter

45.17

38.09

44.27

Second Quarter

45.85

39.93

42.77

Third Quarter

43.40

37.67

39.80

Fourth Quarter

43.71

39.63

43.63

2020

First Quarter

45.28

33.91

37.54

Second Quarter

41.56

36.01

39.70

Third Quarter

45.53

40.16

42.00

Fourth Quarter

48.62

42.03

46.43

2021

First Quarter

54.47

45.11

46.66

Second Quarter

47.59

43.55

46.33

Third Quarter

46.09

38.18

38.93

Fourth Quarter

42.33

35.57

36.58

2022

First Quarter (through March 25, 2022)

39.03

27.07

32.12

Shares of the iShares® China Large-Cap ETF Daily Closing Prices January 1, 2017 to March 25, 2022

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Morgan Stanley Finance LLC

Equity-Linked Partial Principal at Risk Securities due April 5, 2027

Based on the Performance of an Equally Weighted Basket Consisting of Two Indices and an Exchange-Traded Fund

Additional Terms of the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying prospectus supplement, index supplement or prospectus, the terms described herein shall control.
Underlying index publishers:	With respect to the SX5E Index, STOXX Limited, or any successor thereof. With respect to the MXEA Index, MSCI Inc., or any successor thereof.
Share underlying index:	With respect to the FXI Shares, the FTSE China 50 Index
Share underlying index publisher:	With respect to the FXI Shares, FTSE Russell, or any successor thereof.
Senior security or subordinated security:	Senior
Specified currency:	U.S. dollars
Denominations:	$1,000 and integral multiples thereof
Interest:	None
Call right:	The securities are not callable prior to the maturity date.
Postponement of maturity date:

If the determination date for any basket component is postponed so that it falls less than two business days prior to the scheduled maturity date, the maturity date will be postponed to the second business day following the final determination date as postponed, by which date the basket percent change will have been determined.

Trustee:	The Bank of New York Mellon, a New York banking corporation
Calculation agent:

The calculation agent for the securities will be MS & Co. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the trustee and us.

All calculations with respect to the payment at maturity on the securities shall be made by the calculation agent and shall be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per stated principal amount shall be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate principal amount of the securities shall be rounded to the nearest cent, with one-half cent rounded upward.

Because the calculation agent is our affiliate, the economic interests of the calculation agent and its affiliates may be adverse to your interests as an investor in the securities, including with respect to certain determinations and judgments that the calculation agent must make in determining the payment that you will receive at maturity or whether a market disruption event has occurred. See “Market disruption event,” “Discontinuance of the underlying index; alteration of method of calculation” and “Discontinuance of the FXI Shares and/or the share underlying index; alteration of method of calculation” below. MS & Co. is obligated to carry out its duties and functions as calculation agent in good faith and using its reasonable judgment.

Adjustment factor:

The adjustment factor with respect to the FXI Shares is initially set at 1.0, and is subject to adjustment in the event of certain corporate events affecting the FXI Shares. See “—Antidilution Adjustments” below.

Antidilution adjustments:

The adjustment factor with respect to the FXI Shares shall be adjusted as follows:

If the FXI Shares are subject to a stock split or reverse stock split, then once such split has become effective, the adjustment factor for the FXI Shares will be adjusted by the calculation agent to equal the product of the prior adjustment factor and the number of shares issued in such stock split or reverse stock split with respect to one share of the FXI Shares.

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Based on the Performance of an Equally Weighted Basket Consisting of Two Indices and an Exchange-Traded Fund

No adjustment to the adjustment factor pursuant to the paragraph above will be required unless such adjustment would require a change of at least 0.1% in the amount being adjusted as then in effect. Any number so adjusted will be rounded to the nearest one hundred-thousandth with five one-millionths being rounded upward.

The calculation agent will be solely responsible for the determination and calculation of any adjustments to the adjustment factor or method of calculating the adjustment factor and of any related determinations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

The calculation agent will provide information as to any adjustments to the adjustment factor upon written request by any investor in the securities.

Business day:	Any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.
Index business day:

With respect to each of the SX5E Index and the MXEA Index, a day, as determined by the calculation agent, on which trading is generally conducted on each of the relevant exchange(s) for such underlying index, other than a day on which trading on such exchange(s) is scheduled to close prior to the time of the posting of its regular final weekday closing price.

Trading day:

With respect to the FXI Shares, a day, as determined by the calculation agent, on which trading is generally conducted on the New York Stock Exchange, Nasdaq, the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

Relevant exchange:

With respect to, the SX5E Index and the MXEA Index or their respective successor indices, the share underlying index or its successor index, the primary exchange(s) or market(s) of trading for (i) any security then included in such index and (ii) any futures or options contracts related to such index or to any security then included in such index.

Index closing value:

With respect to the SX5E Index, the index closing value on any index business day shall be determined by the calculation agent and shall equal the official closing value of such underlying index, or any successor index as defined under “Discontinuance of an underlying index; alteration of method of calculation” below, published at the regular official weekday close of trading on such index business day by the underlying index publisher for the SX5E Index, as determined by the calculation agent.  In certain circumstances, the index closing value for the SX5E Index will be based on the alternate calculation of such underlying index as described under “Discontinuance of an underlying index; alteration of method of calculation” below.

With respect to the MXEA Index, the index closing value on any index business day shall be determined by the calculation agent and shall equal the closing value of such underlying index or any successor index reported by Bloomberg Financial Services, or any successor reporting service the calculation agent may select, on such index business day. In certain circumstances, the index closing value for the MXEA Index will be based on the alternate calculation of such underlying index as described under “Discontinuance of an underlying index; alteration of method of calculation” below.

The closing value of the MXEA Index reported by Bloomberg Financial Services may be lower or higher than the official closing value of the MXEA Index published by the underlying index publisher for such underlying index.

Closing price:

Subject to the provisions set out under “Discontinuance of the FXI Shares and/or the share underlying index; alteration of method of calculation” below, the closing price for one share of the FXI Shares (or one unit of any other security for which a closing price must be determined) on any trading day means:

(i)if the FXI Shares (or any such other security) are listed on a national securities exchange (other than the Nasdaq), the last reported sale price, regular way, of the principal trading session on such day on the principal national securities exchange registered under the Securities Exchange Act of 1934, as amended, on which the FXI Shares (or any such other security) are listed,

(ii)if the FXI Shares (or any such other security) are securities of the Nasdaq, the official closing price of the FXI Shares published by the Nasdaq on such day, or

(iii)if the FXI Shares (or any such other security) are not listed on any national securities exchange but are included in the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the Financial Industry Regulatory Authority,

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Inc. (“FINRA”), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day for the FXI Shares.

If the FXI Shares (or any such other security) are listed on any national securities exchange but the last reported sale price or the official closing price published by such exchange, or by the Nasdaq, as applicable, is not available pursuant to the preceding sentence, then the closing price for one share of the FXI Shares (or one unit of any such other security) on any trading day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the Nasdaq or the OTC Bulletin Board on such day. If a market disruption event (as defined below) occurs with respect to the FXI Shares (or any such other security) or the last reported sale price or the official closing price published by the Nasdaq, as applicable, for the FXI Shares (or any such other security) is not available pursuant to either of the two preceding sentences, then the closing price for any trading day will be the mean, as determined by the calculation agent, of the bid prices for the FXI Shares (or any such other security) for such trading day obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of MS & Co. and its successors or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third party dealers, such closing price will be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant. The term “OTC Bulletin Board Service” will include any successor service thereto, or, if applicable, the OTC Reporting Facility operated by FINRA. See “Discontinuance of the FXI Shares and/or the share underlying index; alteration of method of calculation” below.

Market disruption event:

(A) Market disruption event means, with respect to the SX5E Index or the MXEA Index:

(i) the occurrence or existence of any of:

(a) a suspension, absence or material limitation of trading of securities then constituting 20 percent or more of the value of such underlying index (or a successor index) on the relevant exchange(s) for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange(s), or

(b) a breakdown or failure in the price and trade reporting systems of any relevant exchange as a result of which the reported trading prices for securities then constituting 20 percent or more of the value of such underlying index (or a successor index) during the last one-half hour preceding the close of the principal trading session on such relevant exchange(s) are materially inaccurate, or

(c) the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts or exchange-traded funds related to such underlying index (or a successor index) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the calculation agent in its sole discretion; and

(ii) a determination by the calculation agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the securities.

For the purpose of determining whether a market disruption event exists at any time with respect to the SX5E Index or the MXEA Index, if trading in a security included in such underlying index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the value of such underlying index shall be based on a comparison of (x) the portion of the value of such underlying index attributable to that security relative to (y) the overall value of such underlying index, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event exists at any time with respect to the SX5E Index or the MXEA Index: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the relevant futures or options contract or exchange-traded fund will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts or exchange-traded funds on such underlying index by the primary securities market trading in such contracts or funds by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of

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orders relating to such contracts or funds or (c) a disparity in bid and ask quotes relating to such contracts or funds will constitute a suspension, absence or material limitation of trading in futures or options contracts or exchange-traded funds related to such underlying index and (4) a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts or exchange-traded funds related to such underlying index are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

(B) Market disruption event means, with respect to the FXI Shares,

(i) the occurrence or existence of any of:

(i)a suspension, absence or material limitation of trading of the FXI Shares on the primary market for the FXI Shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for the FXI Shares as a result of which the reported trading prices for the FXI Shares during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to the FXI Shares, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the calculation agent in its sole discretion; or

(ii)a suspension, absence or material limitation of trading of stocks then constituting 20 percent or more of the value of the share underlying index for the FXI Shares on the relevant exchange(s) for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange(s), in each case as determined by the calculation agent in its sole discretion; or

(iii)the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts related to the share underlying index or the FXI Shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the calculation agent in its sole discretion; and

(ii) a determination by the calculation agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the securities.

For the purpose of determining whether a market disruption event exists at any time, if trading in a security included in the share underlying index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the share underlying index will be based on a comparison of (x) the portion of the level of the share underlying index attributable to that security relative to (y) the overall level of the share underlying index, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event has occurred with respect to the FXI Shares: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the FXI Shares or in the futures or options contract related to the share underlying index or the FXI Shares will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts on the share underlying index or the FXI Shares by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the share underlying index or the FXI Shares and (4) a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts related to the share underlying index or the FXI Shares are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances. Regarding any permanent discontinuance of trading in the FXI Shares, see “Discontinuance of the FXI Shares and/or the share underlying index; alteration of method of calculation” below.

Discontinuance of the SX5E Index or the MXEA Index; alteration of	If any underlying index publisher discontinues publication of the relevant underlying index and such underlying index publisher or another entity (including MS & Co.) publishes a

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method of calculation:

successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued index (such index being referred to herein as the “successor index”), then any subsequent index closing value for the discontinued index will be determined by reference to the published value of such successor index at the regular weekday close of trading on any index business day that the index closing value for such underlying index is to be determined, and, to the extent the index closing value of such successor index differs from the index closing value of the relevant underlying index at the time of such substitution, proportionate adjustments shall be made by the calculation agent to the relevant initial basket component value and multiplier.

Upon any selection by the calculation agent of a successor index, the calculation agent will cause written notice thereof to be furnished to the trustee, to us and to the depositary, as holder of the securities, within three business days of such selection. We expect that such notice will be made available to you, as a beneficial owner of the securities, in accordance with the standard rules and procedures of the depositary and its direct and indirect participants.

If any underlying index publisher discontinues publication of the relevant underlying index or a successor index prior to, and such discontinuance is continuing on, the determination date and the calculation agent determines, in its sole discretion, that no successor index is available at such time, then the calculation agent will determine the index closing value for such underlying index for such date. The index closing value of such underlying index or such successor index will be computed by the calculation agent in accordance with the formula for and method of calculating such index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such date of each security most recently constituting such index without any rebalancing or substitution of such securities following such discontinuance. Notwithstanding these alternative arrangements, discontinuance of the publication of an underlying index may adversely affect the value of the securities.

If at any time, the method of calculating any underlying index or any successor index, or the value thereof, is changed in a material respect, or if any underlying index or any successor index is in any other way modified so that such index does not, in the opinion of the calculation agent, fairly represent the value of such index had such changes or modifications not been made, then, from and after such time, the calculation agent will, at the close of business in New York City on each date on which the index closing value for such index is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a value of a stock index comparable to such underlying index or such successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the index closing value with reference to such underlying or such successor index, as adjusted. Accordingly, if the method of calculating any underlying index or any successor index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in such index), then the calculation agent will adjust such index in order to arrive at a value of such underlying index or such successor index as if it had not been modified (e.g., as if such split had not occurred).

Discontinuance of the FXI Shares and/or the share underlying index; alteration of method of calculation:

If trading in the FXI Shares on every applicable national securities exchange, on the OTC Bulletin Board and in the over-the-counter market is permanently discontinued or the iShares® China Large-Cap ETF is liquidated or otherwise terminated (a “discontinuance or liquidation event”), the closing price of the FXI Shares on any trading day following the discontinuance or liquidation event will be determined by the calculation agent and will be deemed to equal the product of (i) the closing value of the share underlying index for the FXI Shares (or any successor index, as described below) on such date (taking into account any material changes in the method of calculating the share underlying index following such discontinuance or liquidation event) and (ii) a fraction, the numerator of which is the closing price of the FXI Shares and the denominator of which is the closing value of the share underlying index (or any successor index, as described below), each determined as of the last day prior to the occurrence of the discontinuance or liquidation event on which a closing price was available.

If, subsequent to a discontinuance or liquidation event, the share underlying index publisher discontinues publication of the share underlying index and the share underlying index publisher or another entity (including MS & Co.) publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued the share underlying index (such index being referred to herein as a “successor index”), then any subsequent closing price for the FXI Shares on any trading day following a discontinuance or liquidation event will be determined by reference to the published value of such successor index at the regular weekday close of trading on such

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trading day, and, to the extent the value of the successor index differs from the value of the share underlying index at the time of such substitution, proportionate adjustments shall be made by the calculation agent for purposes of calculating payments on the securities.

Upon any selection by the calculation agent of a successor index, the calculation agent will cause written notice thereof to be furnished to the trustee, to us and to the depositary, as holder of the securities, within three business days of such selection. We expect that such notice will be made available to you, as a beneficial owner of the securities, in accordance with the standard rules and procedures of the depositary and its direct and indirect participants.

If, subsequent to a discontinuance or liquidation event, the share underlying index publisher discontinues publication of the share underlying index prior to, and such discontinuance is continuing on, the determination date, and the calculation agent determines, in its sole discretion, that no successor index is available at such time, then the calculation agent will determine the closing price for the FXI Shares for such date. Such closing price will be computed by the calculation agent in accordance with the formula for and method of calculating the share underlying index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such date of each security most recently composing the share underlying index without any rebalancing or substitution of such securities following such discontinuance.

Alternate exchange calculation in case of an event of default:

If an event of default with respect to the securities will have occurred and be continuing, the amount declared due and payable upon any acceleration of the securities (the “Acceleration Amount”) will be an amount, determined by the calculation agent in its sole discretion, that is equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the securities. That cost will equal:

●the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

●the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the securities, which we describe below, the holders of the securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the Acceleration Amount.

Notwithstanding the foregoing, if a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to MSFL or Morgan Stanley, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the Acceleration Amount.

If the maturity of the securities is accelerated because of an event of default as described above, we will, or will cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to the depositary of the Acceleration Amount and the aggregate cash amount due, if any, with respect to the securities as promptly as possible and in no event later than two business days after the date of such acceleration.

Default quotation period

The default quotation period is the period beginning on the day the Acceleration Amount first becomes due and ending on the third business day after that day, unless:

●no quotation of the kind referred to above is obtained, or

●every quotation of that kind obtained is objected to within five business days

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after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the determination date, then the Acceleration Amount will equal the principal amount of the securities.

Qualified financial institutions

For the purpose of determining the Acceleration Amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

●A-2 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or

●P-2 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the determination date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile, confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the actual determination date as postponed.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to the depositary of the payment at maturity on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date and (ii) deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

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Additional Information About the Securities

Additional Information:
Book entry security or certificated security:

Book entry. The securities will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, the depositary and will be registered in the name of a nominee of the depositary. The depositary’s nominee will be the only registered holder of the securities. Your beneficial interest in the securities will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in the depositary. In this preliminary pricing supplement, all references to payments or notices to you will mean payments or notices to the depositary, as the registered holder of the securities, for distribution to participants in accordance with the depositary’s procedures. For more information regarding the depositary and book entry notes, please read “The Depositary” in the accompanying prospectus supplement and “Forms of Securities—Global Securities—Registered Global Securities” in the accompanying prospectus.

Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

In the opinion of our counsel, Davis Polk & Wardwell LLP, the securities should be treated as “contingent payment debt instruments” for U.S. federal income tax purposes, as described in the section of the accompanying prospectus supplement called “United States Federal Taxation—Tax Consequences to U.S. Holders—Contingent Payment Notes.” Under this treatment, if you are a U.S. taxable investor, you generally will be subject to annual income tax based on the “comparable yield” (as defined in the accompanying prospectus supplement) of the securities, adjusted upward or downward to reflect the difference, if any, between the actual and projected amount of the payments on the securities. The comparable yield will be determined on the pricing date and may be significantly higher or lower than the comparable yield if the securities were priced on the date hereof. The comparable yield and the projected payment schedule (or information about how to obtain them) will be provided in the final pricing supplement. In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the securities generally will be treated as ordinary income.

You should read the discussion under “United States Federal Taxation” in the accompanying prospectus supplement concerning the U.S. federal income tax consequences of an investment in the securities.

The comparable yield and the projected payment schedule will not be provided for any purpose other than the determination of U.S. Holders’ accruals of interest income and adjustments thereto in respect of the securities for U.S. federal income tax purposes, and we make no representation regarding the actual amount of the payments that will be made on the securities.

If you are a non-U.S. investor, please also read the section of the accompanying prospectus supplement called “United States Federal Taxation—Tax Consequences to Non-U.S. Holders.”

As discussed in the accompanying prospectus supplement, Section 871(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an Internal Revenue Service (“IRS”) notice, Section 871(m) will not apply to securities issued before January 1, 2023 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the securities and current market conditions, we expect that the securities will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the final pricing supplement. Assuming that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m). Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

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You should consult your tax adviser regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying prospectus supplement, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described on page 3 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we expect to hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the stocks constituting the underlying shares, in futures and/or options contracts on the basket components or the component stocks of the underlying indices or the share underlying index listed on major securities markets, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could increase the initial basket component values, and, therefore, the values at or above which the underlying indices must close on the determination date so that investors do not suffer a loss on their initial investment in the securities. In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the securities, including on the determination date, by purchasing and selling the underlying shares, the stocks constituting the underlying indices or the share underlying index, futures or options contracts on the basket components or their component stocks of the underlying indices or the share underlying index listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the determination date approaches. We cannot give any assurance that our hedging activities will not affect the values of the basket components, and, therefore, adversely affect the value of the securities or the payment you will receive at maturity.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent a fixed sales commission of $30 for each security they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities, including the maximum payment amount, such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” on page 3.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account.

In order to facilitate the offering of the securities, the agent may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the agent may sell more securities than it is obligated to purchase in connection with the offering, creating a naked short position in the securities, for its own account. The agent must close out any naked short position by purchasing the securities in the open market. A naked short position is more likely to be created if the agent is concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the agent may bid for, and purchase, the securities or the securities underlying the basket components in the open market to stabilize

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the price of the securities. Any of these activities may raise or maintain the market price of the securities above independent market levels or prevent or retard a decline in the market price of the securities. The agent is not required to engage in these activities, and may end any of these activities at any time. An affiliate of the agent has entered into a hedging transaction with us in connection with this offering of securities. See “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement and “Use of proceeds and hedging” above.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the prospectus supplement and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the prospectus supplement, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the prospectus supplement and the index supplement if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Prospectus Supplement dated November 16, 2020

Index Supplement dated November 16, 2020

Prospectus dated November 16, 2020

Terms used but not defined in this document are defined in the prospectus supplement, in the index supplement or in the prospectus.

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